Exhibit 32
Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
      In connection with the Annual Report on Form 10-K of Enesco Group, Inc. (the “Company”) for the annual period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cynthia Passmore, the President and Chief Executive Officer of the Company and Anthony G. Testolin, the Chief Accounting Officer and principal financial officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2006

/s/ Cynthia Passmore

Cynthia Passmore
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Anthony G. Testolin

Anthony G. Testolin
Chief Accounting Officer
(Principal Financial Officer)